As filed with the Securities and Exchange Commission on June 27, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Bazaarvoice, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-2908277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

PowerReviews, Inc. 2005 Equity Incentive Plan, as amended

(Full title of the plan)

Brett A. Hurt

Founder, Chief Executive Officer and President

Bazaarvoice, Inc.

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(512) 551-6000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Paul R. Tobias Derek L. Willis Wilson Sonsini Goodrich & Rosati, Professional Corporation 900 S. Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746-5546 (512) 338-5400	Bryan C. Barksdale General Counsel and Secretary Bazaarvoice, Inc. 3900 N. Capital of Texas Highway, Suite 300 Austin, Texas 78746-3211 (512) 551-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share, to be issued under the PowerReviews, Inc. 2005 Equity Incentive Plan, as amended (the “PowerReviews Plan”):	1,656,751(2)	$2.712(3)	$4,493,108.71	$514.92

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the PowerReviews, Inc. 2005 Equity Incentive Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Pursuant to the Agreement and Plan of Merger dated as of May 24, 2012 (the “Merger Agreement”) by and among the Registrant, PowerReviews, Inc. (“PowerReviews”), Peloton Acquisition Corp., Peloton Acquisition LLC and certain other parties, the Registrant assumed certain outstanding options to purchase common stock of PowerReviews under the PowerReviews Plan and such options became exercisable to purchase shares of the Registrant’s common stock, subject to appropriate adjustments to the number of shares and the exercise price of each such option.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of options outstanding under the PowerReviews Plan and assumed by the Registrant.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Bazaarvoice, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1) The Registrant’s Annual Report on Form 10-K for its fiscal year ended April 30, 2012, filed with the Commission on June 11, 2012;

(2) The Registrant’s Current Reports on Form 8-K filed with the Commission on May 23, 2012, May 24, 2012, June 12, 2012 and June 14, 2012; and

(3) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35433) filed with the Commission on February 21, 2012, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Investment funds associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation hold 212,323 shares of the Registrant’s common stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. The Registrant’s amended and restated certificate of incorporation, as currently in effect, provides for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws, as currently in effect, provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into indemnification agreements with its directors, officers and some employees containing provisions that may be in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant to, among other things, indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption from Registration Claimed.

 Not applicable.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
4.1*	Specimen Common Stock Certificate of the Registrant	S-1/A	333-176506	4.1	11/17/2011

4.2*	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-176506	3.2	8/26/11

4.3*	Amended and Restated Bylaws of the Registrant	S-1	333-176506	3.4	8/26/11

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1	PowerReviews, Inc. 2005 Equity Incentive Plan, as amended

10.2	Form of Stock Option Grant Notice under PowerReviews, Inc. 2005 Equity Incentive Plan

10.3	Form of Exercise Notice and Stock Purchase Agreement under PowerReviews, Inc. 2005 Equity Incentive Plan

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-176506), as declared effective on February 23, 2012.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 27th day of June, 2012.

BAZAARVOICE, INC.

By:	/s/ Brett A. Hurt
Brett A. Hurt
Founder, Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brett A. Hurt and Stephen R. Collins, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Bazaarvoice, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett A. Hurt	Director, Founder, Chief Executive Officer and President	June 27, 2012
Brett A. Hurt	(principal executive officer)
/s/ Stephen R. Collins	Chief Financial Officer and Chief Innovation Officer (principal financial officer and	June 27, 2012
Stephen R. Collins	principal accounting officer)

/s/ Abhishek Agrawal	Director	June 27, 2012
Abhishek Agrawal

/s/ Neeraj Agrawal	Director	June 27, 2012
Neeraj Agrawal

/s/ Michael S. Bennett	Director	June 27, 2012
Michael S. Bennett

/s/ Dev C. Ittycheria	Director	June 27, 2012
Dev C. Ittycheria

/s/ Edward B. Keller	Director	June 27, 2012
Edward B. Keller

/s/ Thomas J. Meredith	Director	June 27, 2012
Thomas J. Meredith

/s/ Christopher A. Pacitti	Director	June 27, 2012
Christopher A. Pacitti

/s/ Sydney Carey	Director	June 27, 2012
Sydney Carey

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

4.1*	Specimen Common Stock Certificate of the Registrant	S-1/A	333-176506	4.1	11/17/2011

4.2*	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-176506	3.2	8/26/11

4.3*	Amended and Restated Bylaws of the Registrant	S-1	333-176506	3.4	8/26/11

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1	PowerReviews, Inc. 2005 Equity Incentive Plan, as amended

10.2	Form of Stock Option Grant Notice under PowerReviews, Inc. 2005 Equity Incentive Plan

10.3	Form of Exercise Notice and Stock Purchase Agreement under PowerReviews, Inc. 2005 Equity Incentive Plan

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-176506), as declared effective on February 23, 2012.